Exhibit 99.1

For Immediate Release NR 14-0903

Press Release	Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Paul Cyril SVP, Investor Relations 213.593.8322 Paul.Cyril@aecom.com

AECOM announces the offering of US$1.6 billion in senior unsecured notes maturing during 2022 and 2024

LOS ANGELES (Sept. 10, 2014) — AECOM Technology Corporation (NYSE:ACM), the world’s #1-ranked engineering design firm, announced today its intention to offer, subject to market and other conditions, US$1.6 billion in aggregate principal amount of its senior notes maturing in 2022 and 2024 (the “senior notes”).

AECOM intends to use the net proceeds from the offering of the senior notes, together with cash on hand and borrowings under its new senior secured credit facilities, to repay certain existing indebtedness and to fund all of the cash consideration of the proposed acquisition of URS Corporation pursuant to the merger agreement dated July 11, 2014.

The senior notes will be issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Any offer of the senior notes will be made only by means of a private offering memorandum.  The senior notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction, and, unless so registered, may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About AECOM

Ranked as the #1 engineering design firm by revenue in Engineering News-Record magazine’s annual industry rankings, AECOM is a premier, fully integrated infrastructure and support services firm, with a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees — including architects, engineers, designers, planners, scientists and management and construction services professionals — serving clients in more than 150 countries around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural and social environments.  A Fortune 500 company, AECOM had revenue of $5.8 billion during the nine months ended June 30, 2014.   More information on AECOM and its services can be found at www.aecom.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, statements of plans for future operations or expected revenue. Actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2014, and our other reports filed with the U.S. Securities and Exchange Commission. AECOM does not intend, and undertakes no obligation, to update any forward-looking statement.

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Additional Information about the Proposed Acquisition of URS and Where to Find It

In connection with the proposed acquisition of URS, AECOM has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of AECOM and URS that also constitutes a prospectus of AECOM. The definitive joint proxy statement/prospectus related to the proposed acquisition of URS will be mailed to stockholders of AECOM and URS when it becomes available.  Investors in and security holders of URS and AECOM common stock are urged to read such definitive joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed acquisition of URS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AECOM by contacting AECOM Investor Relations at 1-213-593-8000. Investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Additionally, information about the proposed acquisition of URS is available online at www.aecom-urs.com.

AECOM and URS and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of URS. Information about AECOM’s directors and executive officers is available in AECOM’s proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on January 24, 2014. Information about directors and executive officers of URS is available in the proxy statement for the 2014 Annual Meeting of Stockholders of URS filed with the SEC on April 17, 2014. Other information regarding the participants in the proxy solicitation in respect of the proposed acquisition of URS and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed acquisition of URS when they become available. Investors in URS and AECOM common stock should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions in respect of the proposed acquisition of URS when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from AECOM or URS using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, including the senior notes, nor shall there be any sale of securities, including the senior notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of AECOM common stock shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

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